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                                                                   EXHIBIT 10.13

                   LEASE EXTENSION AND MODIFICATION AGREEMENT


          This Lease Extension and Modification Agreement (this "Agreement") is made as of the 30 day of August, 1997, by and between RAMAPO CORPORATE PARK
               --
ASSOCIATES, a New York general partnership, having an office at 100 Red Schoolhouse Road, Chestnut Ridge, New York 10977-6715 ("Landlord") and PAR PHARMACEUTICAL, INC., a New Jersey corporation, having an office at One Ram Ridge Road, Chestnut Ridge, New York 10977 ("Tenant").

                                    RECITALS
                                    --------

          A. Landlord and Tenant (by its predecessor-in-interest) have entered into a certain lease (the "Original Lease") dated as of January 1, 1993, relating to certain space in the buildings (the "Building") located at and known as 100 Red Schoolhouse Road, Chestnut Ridge, New York (the "Original Leased Premises").

          B.   By its terms, the Original Lease expires as of December 31, 1997.

          C. The Tenant has (a) exercised its rights pursuant to Section 1.2 of the Original Lease to extend the term of the Original Lease solely as to that portion of the Original Demised Premises shown as attributed to "Par" on the exhibit annexed hereto as Exhibit A (the "New Leased Premises"), (b) agreed to surrender to the Landlord the remaining portion of the Original Leased Premises, and (c) agreed to certain other modifications of the Original Lease.

          D. Landlord and Tenant have agreed to modify the Lease as set forth herein.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   AGREEMENT
                                   ---------

          1.   DEFINITIONS.

          (a) Except as herein modified, all capitalized terms used in this Agreement shall have the same meanings as set forth in the Original Lease.

          (b) From and after the Effective Date (hereinbelow defined) the following terms used in the Lease or in this Agreement shall have the following meanings:

          (i) "Base Rent" shall mean the following annual amounts, payable in equal monthly installments, in advance on the first day of each calendar month:

          (A) During the Initial Extension Term
              ---------------------------------

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          (1) January 1, 1998 to and including December 31, 1999 - Two Hundred
     Sixty-Seven One Hundred Eighty-Eight and 50/100 ($267,188.50) Dollars, payable at the rate of Twenty-Two Thousand Two Hundred Sixty-Five and 70/100 ($22,265.70) Dollars per month.

          (2) January 1, 2000 to and including May 31, 2002 - Two Hundred Seventy-Nine Thousand Eleven ($279,011.00) Dollars, payable at the rate of Twenty-Three Thousand Two Hundred Fifty ($23,250.00) Dollars per month.

          (3) June 1, 2002 to and including December 31, 2004 - Two Hundred Ninety Thousand Eight Hundred Thirty-Three and 50/100 ($290,833.50) Dollars, payable at the rate of Twenty-Four Thousand Two Hundred Thirty-Six and 12/100 Dollars per month.

          (B) During Each Additional Extension Term
              -------------------------------------

          Base Rent shall be equal to the fair market rental value of the Leased Premises as of the date which is six (6) months prior to each Additional Extension Term, determined as set forth in Section 4 below.

          (ii) "Lease" shall mean the Original Lease as modified by this Agreement.

          (iii)  "Leased Premises" shall mean the New Leased Premises.

          (iv)   "Effective Date" shall mean January 1, 1998.

          (v) "Excess Space" shall mean that portion of the Original Leased Premises which is not included in the New Leased Premises.

          (vi)   "Expiration Date" shall mean December 31, 2004.

          (vii) "Tenant's Proportionate Share" shall mean 30.79% as of the date of this Agreement.

          (viii) "Security Deposit" shall mean an amount equal to one month's Base Rent, together with the letter of credit described in Section 6 below, so long as such letter of credit is required pursuant to such section.

          (ix) "Initial Extension Term" shall mean January 1, 1998 to and including December 31, 2004.

          (x) "Additional Extension Term" shall mean each of the two five-year periods following the Initial Extension Term.

          2. EXTENSION OF LEASE. The parties hereby agree that the Original Lease is extended for the Initial Extension Term upon all the same terms and conditions contained in the Original Lease, as modified by this Agreement. Tenant shall have the right to further extend the Lease for two additional five-year periods ("Additional Extension Terms"), upon the same terms and conditions as contained in the Lease, by giving written notice to Landlord of its intention

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to further extend the Lease.  Such notice must be given not later than the later of: (a) nine (9) months prior to expiration of the then-current term or (b) if Tenant shall not have given such notice by that date, then thirty (30) days after written notice from landlord that such extension notice date has passed.

          3.   TENANT'S OBLIGATION TO VACATE.  Subject to the provisions of
Section 9 below, the Tenant shall vacate the Excess Space prior to the Effective Date, leaving the same in vacant and broom-clean condition, but otherwise in its "as is" condition at such date.

          4. DETERMINATION OF FAIR MARKET RENTAL VALUE. In the event that the Landlord and Tenant shall not have agreed upon the fair market rental value of the Leased Premises at least six (6) months prior to the commencement date of the applicable Additional Extension Term, such value shall be determined by two commercial real estate MAI appraisers, one of whom is selected by the Landlord and one of whom is selected by the Tenant. If the appraisals of such two appraisers shall differ by less than 10%, the two appraisals shall be averaged and the result thereof shall constitute the agreed upon fair market rental value of the Leased Premises for the purposes of this Agreement. If the two appraisals shall differ by 10% or more, then the two appraisers so selected shall select another mutually acceptable MAI appraiser who shall select from the two existing appraisals that appraisal which the third appraiser believes to be the most fair and accurate appraisal of the fair market rental, which appraisal shall constitute the agreed upon fair market rental value of the Leased Premises for the purposes of this Agreement. The cost and expense of such third appraiser, if required, shall be shared equally by Landlord and Tenant.

          5. BROKER. Landlord and Tenant each warrant to the other that it has not consulted or dealt with any broker in connection with this Agreement other than CB Commercial Real Estate Inc. and Strategic Alliance Realty, Inc. Landlord shall pay the commission of such brokers in accordance with Landlord's separate agreement and agrees to indemnify and hold Tenant harmless from any claims, costs, actions or other expenses (including attorneys' fees and expenses) arising therefrom. Landlord and Tenant shall each indemnify, defend and hold the other harmless from any and all liability or expense, including but not limited to attorneys' fees, incurred due to any claim for commissions, fees or other compensation which arises from a breach of covenant or misrepresentation herein.

          6. REDUCTION OF SECURITY DEPOSIT. Not later than the Effective Date, (a) Landlord shall refund to Tenant the entire amount of the Security Deposit being held by it pursuant to the Original Lease, except for the sum of Twenty-Two Thousand Two Hundred Sixty-Five and 70/100 ($22,265.70) Dollars which it shall continue to hold and (b) Tenant shall deliver to Landlord a letter of credit from a New York bank, substantially in the form attached to this Agreement as Exhibit B, but conditioned for payment upon the default by Tenant under the Lease (after expiration of any applicable grace period) (the "L/C"), in an amount equal to two months' Base Rent, to be held by Landlord as additional Security Deposit under the Original Lease, to be in effect for the Extension Term and each Additional Extension Term; provided however, that if the L/C is not effective for the entire Extension Term and each applicable Additional Extension Term, Tenant shall cause the L/C to be renewed from time to time, or Landlord may draw down under the L/C; and provided further, that the L/C shall be returned to Tenant which shall cause the same to be cancelled promptly following Tenant's parent company,

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Pharmaceutical Resources, Inc., having two consecutive profitable fiscal quarters and written notice of such profitable fiscal quarters is given to Landlord.

          7. CERTAIN PAYMENTS DUE OR PAID TO TENANT. The parties acknowledge that Tenant: (a) has received a $120,000 payment pursuant to Section 4.4 of the Original Lease, (b) is or may be entitled to an additional payment pursuant to
Section 4.5 of the Original Lease upon the execution and delivery of this Agreement and (c) is entitled to receive from Landlord an amount equal to one-half (1/2) of the interest earned by Landlord on the Security Deposit paid under the Original Lease. Tenant shall be entitled to retain the payment described in subsection (a) above. Tenant hereby agrees to waive its right to receive the payment described in subsection (b) above. Landlord shall pay to Tenant, within thirty (30) days after execution and delivery of this Agreement, the amount due pursuant to subsection (c) above.

          8. CAM CHARGES. The amount of CAM charges payable during the first year of the Initial Extension Term shall be equal to Thirty Thousand One Hundred Seventy-Seven and 17/100 ($30,177.17) Dollars per annum, payable in equal monthly installments of Two Thousand Five Hundred Fourteen and 76/100 ($2,514.76) Dollars each, beginning on the Effective Date. Such amount shall be increased annually by five (5%) percent per annum, beginning January 1, 1999.

          9. LANDLORD'S WORK. Promptly following the date of this Agreement, Landlord shall, at its sole cost and expense, perform the following alterations to the New Leased Premises (collectively, "Landlord's Work"):

          (a) Remove and erect partition walls as shown on the plan attached to this Agreement as Exhibit A (the "Plan");

          (b) Re-locate the existing "Mixing Room" as shown on the Plan;

          (c) Add the "Pharmacy Room", as shown on the Plan;

          (d) Separate existing utilities serving the Leased Premises, so that such utilities serve only the New Leased Premises shall serving the New Leased Premises exclusively.

          In connection with the performance of Landlord's Work, Landlord shall construct all partitions, doors and ceilings. All Landlord's Work shall be performed in accordance with all applicable laws, codes and regulations, and otherwise in a good and workmanlike manner. Without limiting the foregoing, Landlord covenants that the exterior access to the New Leased Premises shall comply with the Americans with Disabilities Act, and regulations thereunder. All Landlord's Work shall be completed by December 1, 1997, time of the essence. In the event that Landlord's Work is not completed by that date, in addition to all other rights and remedies then available to Tenant, Tenant shall not be required to vacate the Excess Space prior to the Effective Date, notwithstanding that Base Rent shall be reduced to the amount specified in this Agreement from and after the Effective Date.

          10. NON-DISTURBANCE. Landlord covenants and agrees to obtain and to deliver to Tenant on or prior to the Effective Date, a "non-disturbance" agreement in writing executed by the holders of any mortgage and any ground lessor affecting the Demised Premises at that date

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which, in substance, shall provide that any mortgagee or ground lessor shall recognize the validity and continuance of the Lease in the event of a foreclosure of the Landlord's interest in and to the Demised Premises so long as Tenant shall not be in default under the Lease, including applicable grace period (but subject to no other conditions or qualifications) or to exhibit to Tenant a true copy of any mortgage or mortgages or ground lease affecting the fee, which shall provide in a separate clause that the holder of said mortgage or mortgages or ground lease shall recognize the validity and continuance of the Lease in the event of a foreclosure of the Landlord's interest in and to the Demised Premises so long as Tenant herein shall not be in default, including applicable grace period (but subject to no other conditions or qualifications). If and only if such a "non-disturbance" agreement is delivered to Tenant, the Lease shall be subject and subordinate to the mortgages or ground leases which may affect the real property of which the Demised Premises forms a part. This clause shall be self-operative and no further instrument or subordination shall be required.

          11. AFFIRMATION OF LEASE. In the event that any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Original Lease, the terms and provisions of this Agreement shall govern and supersede the terms and provisions of the Original Lease. As herein specifically and expressly modified, the Original Lease shall remain in full force and effect, in accordance with its terms. The parties each hereby represent and warrant that it has no claims of default by the other under the Original Lease.

          12. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

          13. HEADINGS. The captions of the individual sections of this Agreement are for convenience of reference only and shall not affect the construction to be given any provision hereof.

          14. NON-BINDING EFFECT. This Agreement shall not be binding upon, or inure to the benefit of, either party hereto unless and until this Agreement shall have been duly executed by or on behalf of both parties. Upon such due execution, this Agreement and the Original Lease shall contain the fully-integrated understanding of the parties and no provisions may be modified, waived or revoked in any respect except in writing signed by the party to be charged.

          15. DUE AUTHORITY. The persons executing this Agreement on behalf of each of the parties hereby represent and warrant that they are duly authorized to enter into this Agreement without further consent, authorization or approval.

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          IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed and delivered as of the date first above written.


                         RAMAPO CORPORATE PARK ASSOCIATES


                         By:/s/Steven Iser
                            --------------------------------
                            Steven Iser, General Partner



                         PAR PHARMACEUTICAL, INC.


                         By:/s/Dennis O'Connor
                            --------------------------------

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                                   EXHIBIT A


                             ARCHITECTURAL DRAWING
                             OF THE LEASED PREMISES

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                            FORM OF LETTER OF CREDIT
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